PITNEY, HARDIN, KIPP & SZUCH LLP P.O. BOX 1945 MORRISTOWN, NEW JERSEY 07962-1945

August 16, 2002

AlphaNet Solutions, Inc. 7 Ridgedale Avenue Cedar Knolls, New Jersey 07927

Re:	AlphaNet Solutions, Inc. Registration Statement on Form S-8 to be Filed on August 16, 2002

     We have examined the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed by AlphaNet Solutions, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 500,000 common shares of the Company, $0.01 par value (the “Securities”) issuable pursuant to awards granted under the AlphaNet Solutions, Inc. 1995 Stock Plan (the “Plan”).

        We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and By-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company, and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

        In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

        We express no opinion as to federal law or the law of any jurisdiction other than the law of the State of New Jersey.

        Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Securities shall have been duly issued in the manner contemplated by the Registration Statement and the Plan, the Securities will be legally issued, fully paid and non-assessable.

        We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder. It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Very truly yours, PITNEY, HARDIN, KIPP & SZUCH LLP